UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        August 13, 2007 (August 8, 2007)
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


           MISSOURI                       0-20632                43-1175538
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


                 135 NORTH MERAMEC, CLAYTON, MISSOURI     63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting material pursuant to Rule 14a-12 under  the  Exchange Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

                                TABLE OF CONTENTS

                                                                                        Page
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
ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT................................    1

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.............................    1

SIGNATURE.............................................................................    2


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On August 8, 2007, First Banks, Inc. ("First Banks" or the "Company") entered into a $125.0 million Secured Credit Agreement with Wells Fargo Bank, National Association, as Agent ("Wells Fargo"), JP Morgan Chase Bank, N.A., LaSalle Bank National Association, The Northern Trust Company, Union Bank of California, N.A., Fifth Third Bank (Chicago) and U.S. Bank National Association ("Secured Credit Agreement") to renew and modify its existing $96.0 million First Amendment to the Amended and Restated Secured Credit Agreement dated August 10, 2006 ("Existing Credit Agreement"). The terms and conditions of the Secured Credit Agreement provide for a $125.0 million revolving credit facility that includes: (i) a $5.0 million subfacility for the issuance of standby letters of credit; (ii) a $10.0 million subfacility for swingline loans (from Wells Fargo as Swingline Lender); and (iii) three-year term loan options that may be drawn in minimum borrowing amounts of $10.0 million, amortizing with equal quarterly installments of principal based on a four-year straight-line amortization schedule and a final maturity of three years from execution of each term loan, including the $35.0 million term loan outstanding under the Existing Credit Agreement. Each term loan, including the existing $35.0 million term loan, will reduce the availability under the revolving credit facility. First Banks, at its option, may increase the Secured Credit Agreement to $150.0 million, with a minimum increase of $10.0 million and additional increments of $5.0 million.

        Interest is payable on outstanding principal loan balances of the revolving credit loan and each term loan at a floating rate equal to either the lender's prime rate or, at First Banks' option, the London Interbank Offering Rate ("LIBOR") plus a margin determined by the outstanding principal loan balances and First Banks' net income for the preceding four calendar quarters. If the outstanding principal loan balances under the revolving credit loan and each term loan are accruing at the prime rate, interest is payable quarterly in arrears. If the outstanding principal loan balances under the revolving credit loan and each term loan are accruing at LIBOR, interest is payable based on the one, two, three or six-month LIBOR, as selected by First Banks. First Banks is also subject to a quarterly commitment fee on the unused portion of the revolving credit facility. Amounts may be borrowed under the revolving credit facility until August 7, 2008, at which time the principal and interest is due and payable, excluding the term loans. First Banks' existing $35.0 million term loan is payable in quarterly installments of $5.0 million, at a minimum, with the remaining term loan balance to be repaid in full, including any unpaid interest, upon maturity on March 31, 2009.

        Interest is payable on the outstanding principal loan balances of the swingline loans at a floating rate equal to the lender's prime rate. The principal balances of the swingline loans, together with accrued and unpaid interest, are payable on the next to occur date of either the fifteenth day of the month or the last business day of the month following the date of the swingline loans.

        The Secured Credit Agreement requires maintenance of certain minimum capital ratios for First Banks and First Bank, certain maximum nonperforming assets ratios for First Bank and a minimum return on assets ratio for First Banks. In addition, it contains additional covenants, including a limitation on the amount of dividends on First Banks' common stock that may be paid to stockholders. The Secured Credit Agreement is secured by First Banks' ownership interest in the capital stock of The San Francisco Company and First Bank.

        First Banks intends to use proceeds of advances under the Secured Credit Agreement to refinance existing indebtedness under the Existing Credit Agreement, for general corporate purposes, including potential redemption of subordinated debentures in connection with the redemption of trust preferred securities, and for potential acquisitions.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        See Item 1.01.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FIRST BANKS, INC.



Date:  August 13, 2007                          By:  /s/ Terrance M. McCarthy
                                                    ----------------------------
                                                         Terrance M. McCarthy
                                                         President and
                                                         Chief Executive Officer